Prospectus	Filed Pursuant to Rule 424(b)(3) Registration No. 333-198605

14,331,341 Shares of Common Stock

Warrants to Purchase 3,000,000 Shares of Common Stock

3,000,000 Shares of Common Stock Underlying the Warrants

This prospectus relates to the resale of up to (i) 14,331,341 shares of our common stock, $0.001 par value, (ii) warrants to purchase up to 3,000,000 additional shares of our common stock, $0.001 par value, subject to adjustment for stock splits, stock dividends or similar transactions, at an exercise price of $11.20 per share, and (iii) 3,000,000 shares of common stock, $0.001 par value, subject to adjustment for stock splits, stock dividends or similar transactions, issuable upon the exercise of the warrants. As more fully described in this prospectus, the shares of common stock and warrants offered by this prospectus were or will be issued by us to the selling stockholders (i) as part of the consideration in connection with the consummation of our acquisition of Galaxy Brand Holdings, Inc. on August 15, 2014, (“Galaxy”) and (ii) on May 5, 2014, as part of the consideration in connection with the consummation of our acquisition of the remaining 18% stake in William Rast Licensing, LLC and William Rast Sourcing, LLC held by Tennman WR-T, Inc. (“Tennman”).

The common stock and warrants covered by this prospectus may be offered for sale from time to time by the selling stockholders named in this prospectus or in a prospectus supplement. Such shares of common stock and warrants offered by the selling stockholders in this prospectus are being registered to permit the selling stockholders to sell such shares of common stock and warrants from time to time. The selling stockholders may offer and sell such shares of common stock and warrants at fixed prices, prevailing market price, at the time of sale prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Such shares of our common stock and warrants may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. We do not know when or in what amounts the selling stockholders may offer such shares of common stock or warrants for sale. The selling stockholders may sell all, some or none of the shares of common stock or warrants offered by this prospectus. Please see the section titled “Plan of Distribution” beginning on page 14 of this prospectus for a more complete description of how the common stock and warrants offered by this prospectus may be sold.

In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares of our common stock registered by this registration statement shall be increased automatically to cover additional shares. The warrants, but not the shares of common stock issuable upon the exercise of the warrants, are subject to transfer restrictions other than to the limited persons specified therein. Please see the section titled “Description of Warrants” beginning on page 13 of this prospectus for a more complete description of the terms of the warrants.

We will not receive any of the proceeds from the shares of our common stock or warrants sold by the selling stockholders.

Our common stock is currently listed on The NASDAQ Stock Market (“NASDAQ”), under the symbol “SQBG”. On September 15, 2014, the last reported sale price of our common stock on NASDAQ was $13.73.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 16, 2014.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell common stock and warrants only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling stockholders are offering the common stock and warrants only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and warrants and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock or warrants offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the section titled “Risk Factors” beginning on page 5. You also should read and consider the information in the documents incorporated by reference herein and listed in the section titled “Incorporation by Reference of Certain Documents” beginning on page 19 of this prospectus. References to “selling stockholders” refer to those stockholders listed in the section titled “Selling Stockholders” beginning on page 8 of this prospectus or in any prospectus supplement, and to their respective successors, assignees and permitted transferees.

As used in this prospectus, unless the context requires otherwise, references to “Sequential Brands” refers to Sequential Brands Group, Inc., and references to “the Company,” “we,” “us” or “our” refer to Sequential Brands Group, Inc. and its subsidiaries, references to “common stock” refer to the common stock of the Company, par value $0.001, and references to “warrants” refer to the warrants to purchase common stock that are described in this prospectus.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: our expectations about our acquisition of Galaxy, proposed new business strategies, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “projects,” “forecasts,” “aims,” “targets,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	our failure to achieve our business plan within the time period we originally planned;

•	our ability to locate licensees who can design, manufacture and distribute consumer branded products;

•	our ability to maintain strong relationships with our licensees;

•	the demand for our licensed products in the United States and internationally;

•	our ability to enter into license agreements both in the United States and internationally;

•	the ability of our licensees to meet their contractual obligations;

•	our ability to acquire new brands on commercially reasonable terms;

•	our ability to integrate the brands and businesses we acquire into our ongoing business;

•	the financial performance of the brands and businesses we acquire;

•	a decrease in the availability of financial resources at favorable terms;

•	the impact of issuances and public resales of our common stock;

•	our competitive position or changes in competitive actions by other companies;

•	our ability to retain key personnel on commercially reasonable terms;

•	general economic, market or business conditions; and

•	other factors discussed in the section titled “Risk Factors” in this prospectus or in a prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our Quarterly Report on Form 10-Q filed on August 14, 2014, and in the other reports we file with the SEC, all of which are incorporated by reference herein.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account information currently available to us, and could turn out to be incorrect. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

2

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information that may be important to you in making an investment decision.  You should read this entire prospectus carefully, including the documents incorporated by reference herein, which are described in the section titled “Incorporation by Reference of Certain Documents” beginning on page 19 of this prospectus. You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors” beginning on page 5 of this prospectus.

Our Business

We are a licensing and brand management company engaged in promoting, marketing and licensing a portfolio of consumer brands. Presently, our brands include Ellen Tracy ®, William Rast ®, REVO®, Caribbean Joe ®, Heelys ®, DVS®, The Franklin Mint ® and People’s Liberation ®, as well as the AND1®, AVIA®, Linens ‘n Things®, and Nevados® brands acquired as a result of our acquisition of Galaxy. We intend to grow our portfolio of brands by acquiring rights to additional brands. We have licensed and intend to license our brands in a variety of categories to retailers, wholesalers and distributors in the United States and in certain international territories. In our licensing arrangements, our licensing partners are responsible for designing, manufacturing and distributing our licensed products, subject to our continued oversight and marketing support. In our wholesale licenses, we grant rights to a single or small group of related product categories to a wholesale supplier, who is permitted to sell licensed products to multiple stores within an approved channel of distribution. In our direct-to-retail license, we grant the retailer the exclusive right to distribute branded apparel in a broad range of product categories through its stores, consumer-direct mail and consumer-direct ecommerce distribution channels.

Our principal offices are located at 1065 Avenue of the Americas, 30th Floor, New York, NY 10018 and our telephone number is (646) 564-2577. We were incorporated under the laws of the State of Delaware in 1982. Our corporate website address is www.sequentialbrandsgroup.com. The information contained on our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

Recent Events

On August 15, 2014, we consummated the acquisition of Galaxy, as contemplated by the Agreement and Plan of Merger (the “Galaxy Merger Agreement”), dated as of June 24, 2014, among us, certain of our wholly owned subsidiaries, Galaxy, Carlyle Equity Opportunity GP, L.P. as the representative of the Galaxy stockholders and optionholders (the “Stockholder Representative”) and, for the limited purposes specified therein, Carlyle Galaxy Holdings, L.P. As a result of the acquisition of Galaxy, all outstanding equity interests held by Galaxy stockholders and optionholders were converted into the right to receive a pro rata portion of the transaction consideration, consisting in the aggregate of (i) $100,000,000 in cash, subject to certain adjustments, (ii) 13,750,000 shares of common stock, subject to rounding, and (iii) warrants to purchase up to an additional 3,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends or similar transactions. Pursuant to the terms of the Galaxy Merger Agreement, of the 13,750,000 shares of common stock issuable as part of the transaction consideration, an aggregate of approximately 1,375,000 “holdback” shares are not issuable until February 15, 2016, as described in greater detail in the section entitled “Selling Shareholders” beginning on page 8 of this prospectus. In addition, the 3,000,000 warrant shares are subject to certain vesting criteria based on the performance of the Linens ‘n Things® brand during the 2016 and 2017 calendar years, as set forth in the form of warrant (Exhibit 4.4 to the registration statement of which this prospectus forms a part). The terms and conditions of the Galaxy Merger Agreement are described in greater detail in our Current Report on Form 8-K, filed with the SEC on June 25, 2014, which is incorporated by reference into this prospectus.

Pursuant to the Galaxy Merger Agreement, we agreed to file a registration statement on Form S-3 with respect to the common stock and warrants issued or to be issued as part of the consideration in that transaction. In addition, we also entered into a registration rights agreement, dated as of August 15, 2014, with the Stockholder Representative (the “Galaxy Registration Rights Agreement”), which grants the Stockholder Representative, on behalf of the former Galaxy stockholders and option holders, certain registration rights with respect to such common stock and warrants. The terms and conditions of the Galaxy Registration Rights Agreement are described in greater detail in our Current Report on Form 8-K, filed with the SEC on August 18, 2014, which is incorporated by reference into this prospectus.

In addition, on May 5, 2014, we consummated the acquisition of the remaining 18% stake in William Rast Licensing, LLC and William Rast Sourcing, LLC (subsidiaries of the registrant) held by Tennman pursuant to a merger of Tennman with and into our wholly owned subsidiary Bella Rose, LLC (the “Tennman Merger”). Included in the consideration transferred to the Tennman stockholders in that transaction were 581,341 shares of common stock that are also being offered by this prospectus.

Other Information

For a complete description of our business, legal proceedings, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, and June 30, 2014, and our Current Reports on Form 8-K filed with the SEC on June 9, 2014, June 12, 2014, June 25, 2014, and August 18, 2014 as amended September 5, 2014. For instructions on how to find copies of these documents, please see the section titled “Where You Can Find Additional Information” beginning on page 18 of this prospectus.

3

THE OFFERING

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to us included in our filings with the SEC and incorporated by reference into this prospectus.

Issuer	Sequential Brands Group, Inc.

Securities Offered	The securities offered by the selling stockholders by this prospectus include up to:
• 14,331,341 shares of common stock;
• warrants to purchase up to 3,000,000 additional shares of common stock, subject to adjustment for stock splits, stock dividends or similar transactions; and
• 3,000,000 shares of common stock issuable upon the exercise of the warrants, subject to adjustment for stock splits, stock dividends or similar transactions.

Use of Proceeds	We will not receive any proceeds from the sale of shares of the common stock or warrants by the selling stockholders. Please see the section titled “Use of Proceeds” beginning on page 7 of this prospectus.

Risk Factors	Investing in our common stock or warrants involves substantial risk. For a discussion of factors you should carefully consider before investing in our common stock or warrants, please refer to “Risk Factors” beginning on page 5 of this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2014, and the other reports we file with the SEC that are incorporated by reference herein, in addition to all other information contained in this prospectus.

NASDAQ Symbol	Our common stock is listed on NASDAQ under the symbol “SQBG.”

No Market for Warrants	There is no active trading market for the warrants, which are subject to transfer restrictions other than to the limited persons specified therein. Please see the section titled “Description of Warrants” beginning on page 13 of this prospectus for a complete description of the terms of the warrants.

4

RISK FACTORS

An investment in our common stock or warrants involves a high degree of risk. Before making an investment in our common stock or warrants, you should carefully consider, with your respective legal counsel, tax and financial advisors and/or accountants, the following risk factors, the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in our Quarterly Report on Form 10-Q filed on August 14, 2014, and the risk factors in the other reports we file with the SEC, all of which are incorporated by reference herein, as well as the other information contained in this prospectus. If any of the following risks actually occur, our business, financial condition and/or results of operations could be materially and adversely affected. In such an event, the trading price of our common stock and warrants could decline, and you could lose part or all of your investment.

Risks Relating to Ownership of Our Warrants

The adjustment to the exercise price for the warrants and the number of shares of common stock underlying each warrant in connection with an anti-dilutive adjustment event may not adequately compensate you for any lost value of your warrants as a result of such transaction.

If a specified corporate event or transaction constituting a dilutive event occurs, under certain circumstances we will adjust the exercise price for warrants and the number of shares of common stock underlying each warrant. The adjustment to the exercise price for warrants and the number of shares of common stock underlying each warrant will be determined based on the date on which the dilutive event occurs or becomes effective. The adjustment to the exercise price for warrants and the number of shares of common stock underlying each warrant in connection with a dilutive event may not adequately compensate you for any lost value of your warrants as a result of such dilutive event.

Under certain circumstances, holders may have to pay U.S. federal income tax as a result of a deemed distribution with respect to our common stock or warrants—even if holders do not receive a corresponding distribution of cash—such as, if we adjust, or fail to adjust, the exercise price of the warrants in certain circumstances.

Holders of our common stock or warrants may be treated as having received a constructive distribution in certain circumstances, for example if we make certain adjustments to (or fail to make adjustments to) the exercise price of the warrants and such adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of certain holders in our earnings and profits or assets. Such a distribution could be treated as a taxable dividend or capital gain for U.S. federal income tax purposes even though holders do not receive any cash with respect to such constructive distribution. In addition, you may be subject to U.S. federal withholding tax on any such constructive distribution on our common stock or warrants. You are advised to consult your independent tax advisor regarding the possibility and tax treatment of any deemed distributions for U.S. federal income tax purposes.

Until the exercise of our warrants, holders of the warrants do not have identical rights as holders of our common stock, but they will be subject to all changes made with respect to our common stock.

Holders of warrants are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but they will be subject to all changes affecting our common stock. See the description of our common stock in the section titled “Description of Common Stock” in our Form 8-A filed on September 23, 2013, which is incorporated by reference into this prospectus, and the description of our warrants, in the section titled “Description of Warrants” beginning on page 13 of this prospectus. Holders of our warrants will have rights with respect to our common stock only if they receive our common stock upon exercise of the warrants and only as of the date when such holder becomes a record owner of the shares of our common stock upon such exercise. For example, with respect to warrants, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date a warrant holder is deemed to be the owner of the shares of our common stock due upon exercise of the warrants, the exercising warrant holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The warrants only become exercisable upon the achievement of certain performance-based metrics relating to the Linens ‘n Things® brand and may not vest in full or at all. To the extent that the warrants do vest, the market price of our common stock may or may not exceed the exercise price of the warrants at the time the warrants are exercisable.

The warrants only become exercisable upon the achievement in the 2016 and 2017 calendar years of certain performance-based metrics relating to the Linens ‘n Things® brand. We cannot provide you with any assurance that such performance-based metrics will be achieved. To the extent that such performance-based metrics are not achieved, the warrants may not vest in full or at all, and the value of the warrants may be diminished or the warrants may become worthless.

Moreover, the warrants expire on December 31, 2019. Although, as of September 15, 2014, the market price of our common stock exceeded the exercise price of the warrants, we cannot provide you with any assurance that, to the extent that the warrants do vest, the market price of our common stock will remain in excess of the exercise price of the warrants in any or all subsequent periods prior to the date of expiration. Any vested warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

5

 Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The liquidity of the warrants will be significantly limited as a result of the transfer restrictions specified therein.

The warrants, but not the shares of common stock issuable upon the exercise of the warrants, are subject to restrictions that prohibit transfers other than to the limited persons specified therein. The permitted transferees of the warrants include (in the case of individuals) spouses and certain other individuals and entities for estate planning purposes and (in the case of corporate entities) certain direct owners and affiliates. As a result, we do not expect an active trading market to develop for the warrants, and the liquidity of the warrants will be significantly limited.

The value of our warrants will be directly affected by the market price of our common stock, which may be volatile.

The value of our warrants will be significantly affected by the market price of our common stock. We cannot predict how the shares of our common stock will trade in the future. This may result in greater volatility in the value of our warrants than would be expected for non-exercisable securities.

If an effective registration is not in place and a current prospectus is not available when an investor desires to exercise warrants or sell the shares of common stock underlying the warrants, or if such transactions are not otherwise exempt from the requirements of the Securities Act and similar state securities laws, then such investor may be unable to exercise his, her or its warrants, causing such warrants to expire worthless, or to sell the shares of common stock underlying the warrants for value.

Holders of warrants will be able to exercise the warrants and sell the shares of common stock underlying the warrants only if a registration statement relating to such securities is then in effect, or if such transactions are exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the purchaser of such securities resides. We intend to use our reasonable best efforts to keep a registration statement in effect covering warrant shares and to maintain a current prospectus relating to warrant shares until the expiration of the warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the warrant shares, holders may be unable to sell their warrant shares. If the prospectus relating to the warrant shares is not current, the warrants may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, and such warrants may expire worthless.

6

USE OF PROCEEDS

We will receive the proceeds from the exercise of any warrants by the selling stockholders, in an amount equal to the exercise price of $11.20 per share, except to the extent that any selling stockholder elects to exercise his, her or its warrants pursuant to the “net exercise” provision thereof. We will not receive any proceeds from the resale by the selling stockholders of our warrants or common stock, including common stock issued upon the exercise of the warrants, pursuant to this prospectus.

We intend to use any proceeds received from the exercise of the warrants primarily for general corporate purposes and other lawful purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in new brands or businesses.

We will pay estimated transaction expenses of approximately $123,503.31 in connection with this offering.

7

SELLING STOCKHOLDERS

We have issued or will issue an aggregate of 13,750,000 shares of our common stock, subject to rounding and warrants to purchase up to an additional 3,000,000 shares of our common stock, subject to adjustment for stock splits, stock dividends or similar transactions in a private placement transaction as part of the consideration in our acquisition of Galaxy on August 15, 2014. Of the 13,750,000 shares of common stock, an aggregate of 1,375,000 “holdback” shares, subject to rounding, are not issuable until February 15, 2016, and are only then issuable to the extent that they were not used to offset certain indemnification obligations of the selling shareholders pursuant to the Galaxy Merger Agreement. For the purposes of the information presented below with respect to ownership of the selling stockholders, we have assumed that all such “holdback” shares were fully issued and outstanding as of the date of the below calculations.

In connection with our acquisition of Galaxy, we entered into the Galaxy Registration Rights Agreement. Pursuant to the Galaxy Merger Agreement and the Galaxy Registration Rights Agreement, we agreed to register for resale the shares of common stock and warrants issued in our acquisition of Galaxy, as more fully described in the section titled “Prospectus Summary” beginning on page 3 of this prospectus.

In addition, on May 5, 2014, we issued an aggregate of 581,341 shares of our common stock, in a private placement transaction, as part of the consideration in our acquisition of the remaining 18% stake in William Rast Licensing, LLC and William Rast Sourcing, LLC held by Tennman.

This prospectus covers the public resale of the foregoing shares of common stock and warrants. The selling stockholders may offer the common stock and warrants for resale from time to time and may elect to sell some, all or none of the shares set forth under this prospectus. However, the selling stockholders are under no obligation to sell any of the common stock or warrants offered pursuant to this prospectus.

The table on the following page sets forth information regarding the selling stockholders and the shares of common stock and warrants (expressed as shares of underlying common stock) that they may sell or otherwise dispose of from time to time under this prospectus.

All information with respect to ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of August 21, 2014. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders may sell all, part or none of the common stock they hold, no estimates can be given as to the number of shares of common stock that the selling stockholders will hold upon termination of any offering made hereby. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Except as provided in the footnotes to the table on the following page, the selling stockholders have not had any position within, held any office of or had any other material relationship with us or our affiliates during the past three years.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days of September 15, 2014, is deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Percentage of beneficial ownership assumes that 39,535,356 shares of our common stock are outstanding, based on 38,160,364 shares of common stock issued and outstanding as of September 15, 2014, plus an aggregate of 1,374,992 “holdback” shares potentially issuable to the selling stockholders on February 15, 2016, pursuant to the terms of the Galaxy Merger Agreement, as described above. Except as disclosed in the footnotes to this table, we believe that the stockholder identified in the table below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

8

	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Shares of Common Stock Underlying Warrants Beneficially Owned Prior to Offering (2)		Maximum Number of	Shares of Common Stock Beneficially Owned After Offering
Name of Beneficial Owner	Number of Shares	Percentage of Shares Outstanding	Number of Shares	Percentage of Shares Upon Exercise of Warrants	Shares of Common Stock Offered	Number of Shares	Percentage of Shares
Carlyle Galaxy Holdings, L.P. (3)	6,369,812	16.1%	1,403,254	19.0%	7,773,066	-	-
Eli Harari (4)	1,023,717	2.6%	224,208	3.1%	1,247,925	-	-
Eli Harari 2011 Family Trust (5)	423,319	1.1%	93,256	1.3%	516,575	-	-
Albert Chehebar (6)	723,516	1.8%	158,732	2.2%	882,248	-	-
Isaac Shehebar (7)	723,516	1.8%	158,732	2.2%	882,248	-	-
E.S. Originals, Inc. (8)	361,759	*	79,366	1.1%	441,125	-	-
AJ Investments Associates (9)	303,870	*	66,666	*	370,536	-	-
Gary D. Herwitz (10)	57,883	*	12,698	*	70,581	-	-
Elyahu Cohen (11)	723,516	1.8%	158,732	2.2%	882,248	-	-
Eddie Esses (12)	1,294,372	3.3%	268,738	3.9%	1,563,110	-	-
MHA 1 LLC (13)	-	-	79,366	*	79,366	-	-
Morris Hidary (14)	108,528	*	-	-	108,528	-	-
Jacob I. Hidary (15)	108,528	*	-	-	108,528	-	-
Abraham Bert Hidary (16)	101,292	*	-	-	101,292	-	-
David J. Hidary (17)	36,176	*	-	-	36,176	-	-
Isaac Hidary (18)	7,235	*	-	-	7,235	-	-
C & One G LLC (19)	-	*	79,366	*	79,366	-	-
KLCC Investments LLC (20)	325,583	*	-	-	325,583	-	-
Joseph Gindi (21)	36,176	*	-	-	36,176	-	-
MSA Galaxy Investment, L.P. (22)	808,971	2.0%	175,978	2.5%	984,949	-	-
David Scharf (23)	95,142	*	18,334	*	113,476	-	-
Jon Lavallee (24)	47,570	*	9,166	*	56,736	-	-
Abraham M. Hidary (25)	63,428	*	12,222	*	75,650	-	-
Robert Capener (26)	6,073	*	1,170	*	7,243	-	-
Justin Timberlake (27)	406,830	1.0%	-	1.0%	406,830	25,142	*
Trace Ayala (28)	78,164	*	-	*	78,164	4,762	*
Lynn Harless (29)	51,588	*	-	*	51,588	3,143	*
Paul Harless (30)	51,588	*	-	*	51,588	3,143	*
Ziffren Brittenham, LLP (31)	31,266	*	-	*	31,266	1,905	*

*    Less than 1%.

9

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account, and also include any “holdback” shares potentially issuable to such beneficial owner on February 15, 2016, to the extent not used to offset the indemnification obligations of such beneficial owner, pursuant to the Galaxy Merger Agreement.

(2)	The calculation of this percentage assumes for each person the acquisition by such person of all shares that may be acquired upon exercise of warrants to purchase shares of common stock, and assumes that the other warrantholders do not exercise their warrants.

(3)	Consists of 5,788,425 shares of common stock and warrants to purchase 1,403,254 shares of common stock issued, as well as 581,387 “holdback” shares potentially issuable, to Carlyle Galaxy Holdings, L.P. pursuant to the Galaxy Merger Agreement. Carlyle Galaxy Holdings L.P. has agreed not to sell any of our common stock through November 13, 2014, pursuant to a letter agreement with the Company dated June 24, 2014. Such letter agreement also grants Carlyle Galaxy Holdings, L.P. the right to nominate one director for election by our stockholders for so long as it and its affiliates hold at least 33% of the shares acquired by it in connection with our acquisition of Galaxy. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of Carlyle Equity Opportunity GP, L.L.C., which is the general partner of Carlyle Equity Opportunity GP, L.P., which is the general partner of Carlyle Galaxy Holdings, L.P. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Carlyle Galaxy Holdings, L.P. The address of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue George Town, Grand Cayman, E9 KY1-9005. The address of each of the other entities mentioned in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004.

(4)	Consists of 924,866 shares of common stock and warrants to purchase 224,208 shares of common stock issued, as well as 98,851 “holdback” shares potentially issuable, to Mr. Harari pursuant to the Galaxy Merger Agreement. Mr. Harari owns a controlling interest in High Life LLC, which is a significant licensee of the AND1® brand acquired in our acquisition of Galaxy.

(5)	Consists of 384,682 shares of common stock and warrants to purchase 93,256 shares of common stock issued, as well as 38,637 “holdback” shares potentially issuable, to the Eli Harari 2011 Family Trust pursuant to the Galaxy Merger Agreement. The Eli Harari 2011 Family Trust owns certain interests in High Life LLC, which is a significant licensee of the AND1® brand acquired in our acquisition of Galaxy.

(6)	Consists of 654,772 shares of common stock and warrants to purchase 158,732 shares of common stock issued to Mr. Chehebar, as well as 68,744 “holdback” shares potentially issuable, pursuant to the Galaxy Merger Agreement.

(7)	Consists of 654,772 shares of common stock and warrants to purchase 158,732 shares of common stock issued, as well as 68,744 “holdback” shares potentially issuable, to Mr. Shehebar pursuant to the Galaxy Merger Agreement.

(8)	Consists of 327,387 shares of common stock and warrants to purchase 79,366 shares of common stock issued, as well as 34,372 “holdback” shares potentially issuable, to E.S. Originals, Inc. pursuant to the Galaxy Merger Agreement. E.S. Originals, Inc. is a significant licensee of the AND1®, AVIA® and Nevados® brands acquired in our acquisition of Galaxy.

(9)	Consists of 274,999 shares of common stock and warrants to purchase 66,666 shares of common stock issued, as well as 28,871 “holdback” shares potentially issuable, to AJ Investments Associates pursuant to the Galaxy Merger Agreement.

(10)	Consists of 52,384 shares of common stock and warrants to purchase 12,698 shares of common stock issued, as well as 5,499 “holdback” shares potentially issuable, to Mr. Herwitz pursuant to the Galaxy Merger Agreement.

(11)	Consists of 654,772 shares of common stock and warrants to purchase 158,732 shares of common stock issued, as well as 68,744 “holdback” shares potentially issuable, to Mr. Cohen pursuant to the Galaxy Merger Agreement.

(12)	Consists of 1,108,550 shares of common stock and warrants to purchase 268,738 shares of common stock issued, as well as 185,822 “holdback” shares potentially issuable, to Mr. Esses pursuant to the Galaxy Merger Agreement. In connection with the consummation of our acquisition of Galaxy, Mr. Esses entered into an employment agreement with us, pursuant to which he is currently employed as the Division President of Galaxy Brands.

10

(13)	Consists of warrants to purchase 79,366 shares of common stock issued to MHA 1 LLC pursuant to the Galaxy Merger Agreement.

(14)	Consists of 98,216 shares of common stock issued, as well as 10,312 “holdback” shares potentially issuable, to Mr. Hidary pursuant to the Galaxy Merger Agreement.

(15)	Consists of 98,216 shares of common stock issued, as well as 10,312 “holdback” shares potentially issuable, to Mr. Hidary pursuant to the Galaxy Merger Agreement.

(16)	Consists of 91,668 shares of common stock issued, as well as 9,624 “holdback” shares potentially issuable, to Mr. Hidary pursuant to the Galaxy Merger Agreement.

(17)	Consists of 32,739 shares of common stock issued, as well as 3,437 “holdback” shares potentially issuable, to Mr. Hidary pursuant to the Galaxy Merger Agreement.

(18)	Consists of 6,548 shares of common stock issued, as well as 687 “holdback” shares potentially issuable, to Mr. Hidary pursuant to the Galaxy Merger Agreement.

(19)	Consists of warrants to purchase 79,366 shares of common stock issued to C & One G LLC pursuant to the Galaxy Merger Agreement.

(20)	Consists of 294,648 shares of common stock issued, as well as 30,935 “holdback” shares potentially issuable, to KLCC Investments LLC pursuant to the Galaxy Merger Agreement.

(21)	Consists of 32,739 shares of common stock issued, as well as 3,437 “holdback” shares potentially issuable, to Mr. Gindi pursuant to the Galaxy Merger Agreement.

(22)	Consists of 725,916 shares of common stock and warrants to purchase 175,978 shares of common stock issued, as well as 83,055 “holdback” shares potentially issuable, to MSA Galaxy Investment, L.P. pursuant to the Galaxy Merger Agreement.

(23)	Consists of 75,629 shares of common stock and warrants to purchase 18,334 shares of common stock issued, as well as 19,513 “holdback” shares potentially issuable, to Mr. Scharf pursuant to the Galaxy Merger Agreement.

(24)	Consists of 37,814 shares of common stock and warrants to purchase 9,166 shares of common stock issued, as well as 9,756 “holdback” shares potentially issuable, to Mr. Lavallee pursuant to the Galaxy Merger Agreement.

(25)	Consists of 50,420 shares of common stock and warrants to purchase 12,222 shares of common stock issued, as well as 13,008 “holdback” shares potentially issuable, to Mr. Hidary pursuant to the Galaxy Merger Agreement.

(26)	Consists of 4,828 shares of common stock and warrants to purchase 1,170 shares of common stock issued, as well as 1,245 “holdback” shares potentially issuable, to Mr. Capener pursuant to the Galaxy Merger Agreement. In connection with the consummation of our acquisition of Galaxy, Mr. Capener entered into an employment agreement with us, pursuant to which he is currently employed as a Senior Vice President of the Company.

(27)	Consists of 381,688 shares of common stock issued to Mr. Timberlake in connection with the Tennman Merger and 25,142 other shares of common stock owned by Mr. Timberlake. In connection with the Tennman Merger, Mr. Timberlake entered into a founder’s agreement with us, pursuant to which Mr. Timberlake and certain of his affiliates and associates have agreed to provide services to William Rast Licensing, LLC in exchange for certain royalty payments.

(28)	Consists of 73,402 shares of common stock issued to Mr. Ayala in connection with the Tennman Merger and 4,762 other shares of common stock owned by Mr. Ayala.

(29)	Consists of 48,445 shares of common stock issued to Mrs. Harless in connection with the Tennman Merger and 3,143 other shares of common stock owned by Mrs. Harless.

(30)	Consists of 48,445 shares of common stock issued to Mr. Harless in connection with the Tennman Merger and 3,143 other shares of common stock owned by Mr. Harless.

11

(31)	Consists of 29,361 shares of common stock issued to Ziffren Brittenham, LLP in connection with the Tennman Merger and 1,905 other shares of common stock owned by Ziffren Brittenham, LLP.

12

DESCRIPTION OF WARRANTS

The following summary of the terms of the warrants may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of warrant and the provisions of applicable law. A copy of the form of warrant is included as Exhibit 4.4 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

The warrants are for the purchase of an aggregate of up to 3,000,000 additional shares of our common stock, which are referred to as the “warrant shares.” The warrant shares will be issued at an exercise price of $11.20 per share, which price was established based upon the average closing price of our common stock for the 10 trading day period preceding the execution of the Galaxy Merger Agreement.

The warrants will vest based upon the performance in the 2016 and 2017 calendar years of the Linens ‘n Things® brand acquired from Galaxy, as follows:

•	500,000 warrant shares will vest if net royalties in 2016 are equal to or exceed $10,000,000;

•	an additional 1,000,000 warrant shares will vest if net royalties in 2016 are equal to or exceed $15,000,000;

•	500,000 warrant shares will vest if net royalties in 2017 are equal to or exceed $10,000,000; and

•	an additional 1,000,000 warrant shares will vest if net royalties in 2017 are equal to or exceed $15,000,000.

For purposes of the foregoing, net royalties is calculated as the gross aggregate royalties and other similar revenue earned by us during the applicable calendar year and received within 90 days after the date that such royalties have become due and payable, less the commissions and other amounts payable pursuant to a services agreement with Earthbound LLC or another broker relating to licensing of Linens ‘n Things® brand during the applicable calendar year. The vesting amounts for each year will be determined by us and a representative of Galaxy’s selling shareholders, which we refer to the Stockholder Representative, based upon a statement delivered by us to the Stockholder Representative on or before April 30 (or June 30, in certain circumstances) of the year following the applicable calendar year, and in accordance with the agreed procedures to resolve any disagreement with respect to the amounts set forth on such statement. We have agreed to take certain actions with respect to the operations of the Linens ‘n Things® brand during the 2016 and 2017 calendar years, including with respect to the collection of royalties.

In the event of a change of control of Sequential Brands before April 30, 2017, any unvested warrant shares will immediately vest, and the warrants shall become exercisable for such vested warrant shares. If we sell the Linens ‘n Things® brand for in excess of $50,000,000 before the end of calendar year 2017, any unvested warrant shares will immediately vest, and the warrants will become exercisable for such vested warrant shares. In the event of a sale of the brand for less than $50,000,000, the warrant shares will vest proportionally, based upon the value of the sale as a percentage of $50,000,000.

The warrants, but not the warrant shares, are subject to certain transfer restrictions specified in the form of warrant agreement that prohibit transfers other than (in the case of individuals) to spouses and certain other individuals and entities for estate planning purposes or (in the case of corporate entities) to certain direct owners and affiliates.

The warrants may be exercised pursuant to certain “net exercise” provisions specified in the form of warrant agreement. Pursuant to such provisions, in lieu of purchasing vested warrant shares for cash, the holder of a warrant may elect to pay no cash, in which case the number of shares of our common stock to be received upon exercise of the warrant will be reduced by the quotient of the aggregate exercise price of the underlying warrant shares and the current market price of our common stock, as specified in the form of warrant agreement.

The numbers and exercise price of warrant shares for which the warrant is exercisable are subject to adjustment for stock splits, stock dividends or similar transactions, as specified in the form of warrant agreement, including adjustment upon any (i) subdivision, combination or other change relating to our common stock, (ii) reclassification, reorganization, consolidation or merger of us with or into another entity, and (iii) dividends or other distributions of our assets (or rights to acquire our assets) to holders of shares of our common stock. In the case of (i) and (ii) above, the numbers and exercise price of the warrant shares in effect immediately prior to such event shall be proportionately adjusted, so that the holder of each warrant shall thereafter be entitled to receive, upon payment of the same aggregate exercise price as if the warrants had been exercised immediately prior to such event, the same aggregate number of warrant shares that such holder would have owned upon such exercise and been entitled to receive by virtue of such event. In the case of (iii) above, then the holder of each warrant shall be entitled to participate in such distribution, upon exercise of the warrants, to the same extent as if the warrants had been exercised immediately prior to the record date for such distribution.

No fractional shares of our common stock will be issued in connection with the exercise of the warrant, and we will pay cash in lieu of any such fractional interests. The warrant shares are subject to withholding upon issuance to the extent required by applicable law. No holder of warrants, as such, will be entitled to vote, receive dividends or be deemed to be a stockholder for any purpose, until the issuance of warrant shares pursuant to the terms of the warrant.

The warrants expire on December 31, 2019.

13

PLAN OF DISTRIBUTION

As described in this prospectus, we are registering, for possible sale by the selling stockholders, (i) 14,331,341 shares of our common stock; (ii) warrants to purchase up to 3,000,000 additional shares of our common stock, subject to adjustment for stock splits, stock dividends or similar transactions, and (iii) up to 3,000,000 shares of common stock underlying the warrants, subject to certain anti-dilution provisions and rounding. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or warrants, or interests in shares of common stock or warrants, received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or warrants, or interests in shares of common stock or warrants, on any stock exchange, market or trading facility on which the shares or warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares of common stock or warrants, or any interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares or warrants at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or warrants, or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock or warrants in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge the common stock or warrants to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock or warrants offered by them will be the purchase price of the common stock or warrants less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act; provided, that they meet the criteria and conform to the requirements of that rule.

14

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or warrants, or interests therein, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of common stock or warrants may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock or warrants to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock and warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock and warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of shares of common stock or warrants in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock or warrants against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Galaxy Registration Rights Agreement, we have agreed to indemnify certain of the selling stockholders who are former Galaxy shareholders and optionholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock and warrants offered by this prospectus. We have further agreed with such selling stockholders to use reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus constitutes a part for the period of time specified therein.

15

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the common stock, warrants and common stock underlying the warrants offered in this offering.

16

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sequential Brands Group, Inc. and its subsidiaries as of and for the year ended December 31, 2012, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Galaxy Brand Holdings, Inc. and subsidiaries for the period from May 13, 2013 (inception) to December 31, 2013, and the consolidated financial statements of Galaxy Brands, LLC and subsidiaries for the period from January 1, 2013 to May 13, 2013, included in our Current Report on Form 8-K, filed August 18, 2014, as amended September 5, 2014, and incorporated by reference in this prospectus and elsewhere in this registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Galaxy Brands LLC and its subsidiary as of and for the year ended December 31, 2012, included in our Current Report on Form 8-K, filed August 18, 2014, as amended September 5, 2014, and incorporated by reference in this prospectus and elsewhere in this registration statement, have been so incorporated by reference in reliance upon the report of Hecht and Company, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

17

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also find more information by visiting our website at www.sequentialbrandsgroup.com. The information contained on the SEC website and our website is specifically not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

18

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering; provided, however, that we are not incorporating any information furnished but not filed under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014, filed May 14, 2014, and for the quarter ended June 30, 2014, filed August 14, 2014;

•	our Current Reports on Form 8-K filed June 9, 2014, June 12, 2014, June 25, 2014, and August 18, 2014, as amended September 5, 2014 (to the extent filed and not furnished);

•	our Definitive Proxy Statement on Schedule 14A, filed April 30, 2014; and

•	the description of our common stock in our Form 8-A, filed September 23, 2013.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Sequential Brands Group, Inc., Attention: Investor Relations Department, 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, telephone (646) 564-2577 or from the SEC through the SEC’s website at the web address provided under the heading “Where You Can Find Additional Information.”

19

20